Exhibit (e)(ii)

AMENDMENT TO

UNDERWRITING AGREEMENT

This Amendment (the “Amendment”) to the Underwriting Agreement (the “Agreement”) dated as of April 1, 2012, by and between FundVantage Trust, a Delaware statutory trust (the “Trust”) and Foreside Funds Distributors, LLC, a Delaware limited liability company (“Foreside”) is entered into as of May 21, 2012 (the “Effective Date”).

WHEREAS, the Trust and Foreside desire to amend Exhibit A of the Agreement to add the Heitman REIT Fund to the list of Funds; and

WHEREAS, Section 14 of the Agreement requires all amendments to be in writing and signed by the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.                                        Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

II.                                   Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

III.                              All other terms, conditions, provisions and sections of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS, LLC

By:	/s/ Joel Weiss	By:	/s/ Bruno Di Stefano
Name:	Joel Weiss	Name:	Bruno Di Stefano
Title:	President	Title:	Vice President

APPENDIX A

EXHIBIT A

Boston Advisors Broad Allocation Strategy Fund

Boston Advisors International Equity Fund

Boston Advisors US Small Cap Equity Fund

Compak Dynamic Asset Allocation Fund

Corverus Strategic Equity Fund

Cutwater High Yield Fund

Cutwater Invesment Grade Bond Fund

Cutwater Multi-Sector Inflation Protection Fund

Cutwater Municipal Bond Inflation Protection Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Estabrook Value Fund

Formula Investing Global Value 500 Fund

Formula Investing Global Value Select Fund

Formula Investing International Value 400 Fund

Formula Investing International Value Select Fund

Formula Investing U.S. Value 1000 Fund

Formula Investing U.S. Value Select Fund

Gotham International Value 400 Fund

Gotham Global Value 500 Fund

Gotham U.S. Value 1000 Fund

Heitman REIT Fund

Lateef Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pemberwick Fund

Polen Growth Fund

Private Capital Management Value Fund

SNW Oregon Short-Term Tax-Exempt Bond Fund

TW Small Cap Growth Fund

WHV Emerging Markets Equity Fund

WHV International Equity Fund